AMENDMENT NO. 1

TO EXCHANGE TRANSACTION AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Exchange Transaction Agreement (the “Agreement”), dated as of December 29, 2011, by and among Opus Point Partners, LLC, a Delaware corporation (“Opus”), TG Biologics, Inc. (f/k/a TG Therapeutics, Inc.), a Delaware corporation (“TG Biologics”) and TG Therapeutics, Inc. (f/k/a Manhattan Pharmaceuticals, Inc.), a Delaware corporation (“TG Therapeutics”), is entered into by and among the aforementioned parties (Opus, TG Biologics and TG Therapeutics, collectively, the “Parties”), this 2nd day of August 2012. TG Therapeutics agrees to be bound by the terms and conditions of the Agreement, as amended herein. All capitalized terms not herein defined shall have the meaning ascribed to them in the Agreement and that certain Confidential Offering Memorandum, dated December 1, 2011, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto.

The Parties hereby agree to the following amendments:

1.	Section 5.5(a) of the Agreement is hereby stricken in its entirety and replaced with the following:

The Board of Directors of the Company shall be set at six members, and shall not be increased without the consent of Opus. In addition, at every annual meeting of the stockholders, or at any special meeting to elect directors, Opus shall have the right to nominate three of the six members of the Board of Directors of the Company, until the later of (x) two years from the Closing Date, or (y) the date on which Opus is less than a beneficial owner of 10% of the Company as calculated pursuant to the rules and regulations under Section 13 of the Securities Exchange Act of 1934, as amended.

2.	All references to “Opus” in the Agreement shall mean Opus and affiliates.

3.	Section 1.1 of the Agreement is revised to add the following definition:

“Affiliate” shall mean any director, member or officer of Opus and any person who is under the control of, or common control with Opus.

Each of the Parties shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other Party in order to effect the amendments contemplated herein.

Except as set forth herein, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, which may be executed in one or more counterparts, all of which together constituting one and the same agreement, as of the date first set forth above.

TG THERAPEUTICS, INC.

By:	/s/ Michael Weiss
Name: Michael Weiss
Title: Chief Executive Officer

TG BIOLOGICS, INC.

By:	/s/ Michael Weiss
Name: Michael Weiss
Title: Chief Executive Officer

OPUS POINT PARTNERS, LLC

By:	/s/ Michael Weiss
Name: Michael Weiss
Title: Manager